CUSIP No. 04300J107

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G AMENDMENT NO. 2

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G Amendment No. 2 to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 14, 2020

[Signature Pages Follow]

CUSIP No. 04300J107

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

/s/ Mitch Mumma
Mitch Mumma

/s/ Dennis Dougherty
Dennis Dougherty

INTERSOUTH PARTNERS VI, L.P.

By: Intersouth Associates VI, LLC, its general partner

By:	/s/ Mitch Mumma
Name:	Mitch Mumma
Title:	Member Manager

INTERSOUTH ASSOCIATES VI, LLC

By:	/s/ Mitch Mumma
Name:	Mitch Mumma
Title:	Member Manager